SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report . . . . . . . . . . . . . . . . . .September 13, 2000

Date of Earliest Event Reported . . . . . . . . .July 11, 2000

0-17893
(Commission File Number)

TELTRONICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

59-2937938
(I.R.S. Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA 34243
(Address of principal executive offices, including zip code)

941-753-5000
(Registrant's telephone number, including area code)

      The above Registrant hereby amends the following items, financial statements, exhibits or other portions of its current Report on Form 8-K dated July 11, 2000 and due July 15, 2000.

This document consists of 27 pages.
The Exhibit Index appears on page 3.

1

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

          This form 8-K/A, Amendment No. 1 is filed to amend and restate the Current Report on Form 8-K, which was filed on July 12, 2000 and to provide the financial information required under Items 7(a) and (b).

          On June 30, 2000, Teltronics, Inc. ("Registrant"), a Delaware corporation, acquired certain equipment, inventory and intellectual property rights related to the 20-20 switching technology and associated products ("Assets") of Harris Corporation, a Delaware corporation, located in Melbourne, Florida ("Harris"), under an Asset Sale Agreement dated June 30, 2000 ("Agreement").

           Under the Agreement, the Registrant acquired the Assets and assumed on-going support obligations for certain of Harris' Communications Products Division customers in consideration for six million eight hundred eighty-four thousand three hundred fifty-five dollars and twenty-nine cents ($6,884,355.29) ("Price") paid by delivery of the Registrant's Promissory note in the principal amount of the Price bearing interest at ten and one-half percent (10.5%) per annum ("Note").

          The Note was amended to provide for interest at twelve and one-half percent (12.5%) per annum effective August 14, 2000. Fifty percent (50%) of the principal of the Note is payable on September 18, 2000. The unpaid balance of principal of the Note and accrued interest from September 1, 2000 is payable September 29, 2000. The Note is secured by a first lien on the Assets and a lien on the Registrant's other assets. The Company is renegotiating the terms of the Note and negotiating equity and debt financing arrangements to finance payment of the Note and fund working capital requirements. There can be no assurance that these negotiations will be successful.

           There are numerous other provisions in the Agreement which are important in order to derive the full understanding of the transaction. The above summary is qualified in its entirety by reference to the text and terms and conditions of the Agreement filed as an Exhibit to the Report on Form 8-K dated July 11, 2000.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                        EXHIBITS.

(a)	Financial Statements of Business Acquired.
The financial statements of the Harris Corporation Enhanced Services Business Unit are included in Item 7(a).
(b)	Pro Forma Financial Information.
(1) Pro forma consolidated statement of operations for the year ended December 31, 1999.
(2) Pro forma consolidated statement of operations for the six months ended June 30, 2000 (unaudited).

2
(c)	Exhibits.
23.2 . Consent of Independent Certified Public Accountant.

3

Item 7(a)

Audited Financial Statements

Harris Corporation Enhanced Services Business Unit

Fiscal years ended June 30, 2000, July 2, 1999 and July 3, 1998 with Report of Independent Auditors

==========

Harris Corporation Enhanced Services Business Unit

Audited Financial Statements

Fiscal years ended June 30, 2000,
July 2, 1999 and July 3, 1998

Contents

Report of Independent Certified Public Accountants	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Financial Statements

Balance Sheets	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Statements of Operations	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Statements of Business Equity	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Statements of Cash Flows	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Notes to Financial Statements	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

==========

Report of Independent Certified Public Accountants

Board of Directors and Stockholders
Harris Corporation

We have audited the accompanying balance sheets of Harris Corporation Enhanced Services Business Unit as defined in Note 1 as of June 30, 2000 and July 2, 1999, and the related statements of operations, business equity, and cash flows for each of the three years in the period ended June 30, 2000. These financial statements are the responsibility of the Unit's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harris Corporation Enhanced Services Business Unit at June 30, 2000 and July 2, 1999, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Orlando, Florida
August 18, 2000

Harris Corporation Enhanced Services Business Unit

Balance Sheets

(In Thousands)
	June 30, 2000	July 2, 1999
Assets
Current assets:
Receivables	$18,030	$35,546
Unbilled costs and accrued earnings on fixed price contracts	-	4,803
Inventories	3,290	21,145
Total current assets	21,320	61,494

Other assets:
Plant and equipment at cost, net	958	11,096
Receivables	484	6,180
Investments in privately held companies, at cost	-	2,500
Prepaids and other	751	2,111
Intangibles resulting from acquisitions, net of amortization	-	486
Capitalized software, net of amortization	-	20,701
Total other assets	2,193	43,074
	$23,513	$104,568

Liabilities and business equity
Current liabilities:
Accounts payable	$12,221	$ 17,553
Other accrued items	2,117	3,027
Compensation and benefits	1,649	3,473
Advance payments and unearned income	1,161	1,574
Total current liabilities	17,148	25,627

Business equity	6,365	78,941
	$23,513	$104,568

See notes to financial statements.

Harris Corporation Enhanced Services Business Unit

Statements of Operations

(In Thousands)
	Fiscal year ended
	2000	1999	1998
Revenue
Product sales and services	$57,884	$90,235	$120,751
Sales returns, discounts and commissions	(1,079)	(436)	(311)
Net product sales and services	56,805	89,799	120,440

Costs and expenses
Cost of product and service sales	65,999	58,972	76,260
Engineering, research and development	14,411	16,655	16,422
Sales and marketing	10,886	22,390	21,812
Administrative and general	23,426	6,192	6,057
Bad debts	2,655	3,723	5,584
Operating loss	60,572	18,133	5,695

Other expense, net	(4,494)	(483)	(503)
Interest income	451	1,485	835
Loss from operations before income taxes	64,615	17,131	5,363

Income taxes	-	-	-
Net loss	$64,615	$17,131	$ 5,363

See notes to financial statements.

Harris Corporation Enhanced Services Business Unit

Statements of Business Equity

(In Thousands)

Balance at June 27, 1997	$79,331
Net loss	(5,363)
Net increase in investment from Harris Corporation	9,228
Balance at July 3, 1998	83,196
Net loss	(17,131)
Net increase in investment from Harris Corporation	12,876
Balance at July 2, 1999	78,941
Net loss	(64,615)
Net decrease in investment from Harris Corporation	(7,961)
Balance at June 30, 2000	$ 6,365

See notes to financial statements.

Harris Corporation Enhanced Services Business Unit

Statements of Cash Flows

(In Thousands)
	Fiscal years ended
	2000	1999	1998
Operating activities
Net loss	$(64,615)	$(17,131)	$(5,363)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,193	3,795	4,212
Intangible and patent amortization	664	74	288
Capitalized software amortization	21,873	8,384	8,289
Loss on disposal of plant and equipment	6,886	384	29
Loss on disposal of investments in privately held companies	2,500	751	750
(Increase) decrease in:
Receivables	23,212	1,157	(16,535)
Unbilled costs and inventories	22,658	5,502	49
Other assets	1,182	(1,636)	1,502
Increase (decrease) in:
Accounts payable and accrued expenses	(8,068)	3,073	7,539
Advanced payments and unearned income	(413)	(1,044)	156
Net cash provided by operating activities	10,072	3,309	916

Investing activities
Additions:
Capitalized software	(1,172)	(11,047)	(8,363)
Plant and equipment	(939)	(5,138)	(1,781)
Net cash used in investing activities	(2,111)	(16,185)	(10,144)

Financing activities
Net cash and other transfers (to) from Harris Corporation	(7,961)	12,876	9,228
Net cash (used in) provided by financing activities	(7,961)	12,876	9,228

Net increase (decrease) in cash	-	-	-
Cash, beginning of year	-	-	-
Cash, end of period	$ -	$ -	$ -

See notes to financial statements.

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements

June 30, 2000

1. Significant Accounting Policies

Basis of Presentation

These financial statements are for the Enhanced Services Business Unit (the Unit), which is wholly-owned by Harris Corporation. The Unit designs, manufactures and sells telephone switching systems, products and services to the telephony market. The Unit was not a separate legal entity and the assets and liabilities associated with the Unit were the property of Harris Corporation. Accordingly, the net assets of Unit, which represent the cumulative investment made by Harris Corporation, is presented as "business equity" in the accompanying balance sheets. The statement of operations includes all revenues and costs attributable to Harris Corporation's telephone switching business. The tax provisions were prepared as if the unit was a stand-alone business.

All of the allocations and estimates in these financial statements are based on assumptions that management believes are reasonable under the circumstances. Actual results could differ from those estimates; however, these allocations and estimate are not necessarily indicative of the costs that would have resulted if the Unit had been operated on a stand-alone basis.

Use of Estimates

The preparation of the Unit's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates and such differences could be material to the financial statements.

Fiscal Year

The Unit's fiscal year ends on the Friday nearest June 30. Fiscal years 2000 and 1999 include 52 weeks, while 1998 fiscal year includes 53 weeks.

Inventories

Inventories are priced at the lower of cost (determined by average and first-in, first-out methods) or market.

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Plant and Equipment

Plant and equipment are carried on the basis of cost. Depreciation of leasehold improvements, machinery and equipment is computed by straight-line and accelerated methods. The estimated useful lives of leasehold improvement range between 15 to 35 years. The estimated useful lives of machinery and equipment range between 3 and 10 years.

Intangibles

Intangibles resulting from acquisitions are being amortized by the straight-line method principally over 20 years. Recoverability of intangibles is assessed using estimated undiscounted cash flows of related activities. Intangibles that are not expected to be recovered through future undiscounted cash flows are charged to expense when identified. Amounts charged to expense are amounts in excess of the fair value of the intangible asset. Fair value is determined as the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Income Taxes

The financial statements for the Unit were prepared using the liability method of accounting for income taxes.

Revenue Recognition

Revenue is recognized from sales when a product is shipped, from rentals as they accrue, and from services when performed. Unearned income on service contracts is amortized by the straight-line method over the term of the contracts.

Revenue and anticipated profits under long-term contracts are recorded on a percentage-of-completion basis, generally using the cost-to-cost method of accounting where sales and profits are recorded based on the ratio of costs incurred to estimated total costs at completion.

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Long-Lived Assets

The Unit reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flows from the use of the asset over the remaining depreciation or amortization period are less than the carrying value of the asset. See Note 13 for impairment write-offs recorded during the fiscal year ended June 30, 2000.

Capitalized Software Development Costs

The Unit accounts for costs of computer software to be sold, leased or otherwise marketed under Statement of Financial Accounting Standard No. 86 ("SFAS 86"). SFAS 86, "Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed", establishes standards of financial accounting and reporting for the costs of computer software to be sold, leased, or otherwise marketed as a separate product or as part of a product or process, whether internally developed and produced or purchased. It identifies the costs incurred in the process of creating a software product that are research and development costs and those that are production costs to be capitalized, and it specifies amortization, disclosure, and other requirements.

The Unit capitalizes development costs of software developed for sale, in conjunction with its telephony hardware, when it has reached technological feasibility. Technological feasibility is attained when there is sufficient evidence of the software products program design and specification or a working model of the program exists and the hardware necessary to run the application currently exists within the Units products. Costs incurred prior to the establishment of technological feasibility are charged to engineering, research and development expense. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technologies. Upon the general release of the software product to customers, capitalization ceases and such costs are amortized (using the straight-line method) on a product-by-product basis over the estimated life, which is generally three to five years. All product development expenditures are charged to engineering, research and development expense in the period incurred.

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Research and Development Costs

Research and development costs, except as noted under Capitalized Software Development above, are expenses as incurred.

Retirement Benefits

Harris Corporation provides retirement benefits to substantially all employees of the Unit primarily through a retirement plan having profit-sharing and savings elements. Contributions by Harris Corporation to the retirement plan are based on profits and employees' savings with no other funding requirements. Harris Corporation may make additional contributions to the fund at its discretion. The Unit's share of these contributions has been allocated to this business and is reflected in these financial statements. Accrued retirement plan expense was approximately $326,000 as of June 30, 2000 and was approximately $1,252,000 as of July 2, 1999.

Retirement benefits also include an unfunded limited healthcare plan for U.S. based retirees and employees on long-term disability. The Unit accrues its share of the estimated cost of these medical benefits, which are not material, during an employees' active service life.

Unearned Compensation

Compensation resulting from performance shares granted under Harris Corporation long-term incentive plan is amortized to expense over the performance period and is adjusted for changes in the market value of Harris Corporation's common stock.

Newly Issued Accounting Standards

Comprehensive Income

In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The rule requires that the Unit (a) classify items of other comprehensive income by their nature

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of the balance sheet. The adoption of SFAS No. 130 had no effect on the Unit's financial statements.

Computer Software Developed or Obtained for Internal Use

As of January 1, 1998, the Unit early adopted Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 establishes standards for reporting and presenting in a full set of general purpose financial statements the costs incurred in the development of internal-use computer software. Internal-use software is acquired, internally developed, or modified solely to meet the Unit's internal needs without the intent to market externally. The adoption of SOP 98-1 had no effect on the Unit's financial statements.

Start-up Activities

As of January 1, 1998, the Unit early adopted SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 establishes standards for reporting and presenting start-up costs in a full set of general purpose financial statements. Start-up costs, including organizational costs, are expensed as incurred under this SOP. The adoption of SOP 98-5 had no effect on the Unit's financial statements.

Derivative Instruments

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective, as amended, for fiscal quarters of fiscal years beginning after June 15, 2000. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Management of the Unit does not expect the adoption of SFAS No. 133 to have a material effect on the Unit's financial statements.

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Revenue Recognition

In December 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." SOP 98-9 requires recognition of revenue using the "residual method" in a multiple-element software arrangement when fair value does not exist for one or more of the delivered elements in the arrangement. Under the "residual method," the total fair value of the undelivered elements is deferred and recognized in accordance with SOP 97-2. The Unit was required to implement SOP 98-9 for the year ended June 30, 2000. Adoption of SOP 98-9 did not have a material effect on the Unit's financial statements.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB"), "Revenue Recognition in Financial Statements." The Unit is required to adopt SAB 101 for fiscal 2001. SAB 101 requires, among other things, that license and other up- front fees be recognized over the term of the agreement, unless the fees are in exchange for products delivered or services performed that represent the culmination of a separate earnings process. The Unit currently recognizes revenue in compliance with SAB 101 and does not expect the adoption to have a material effect on the Unit's financial position and results of operations.

The FASB's Emerging Issues Task Force ("EITF" or "Task Force") reached a consensus on Issue No. 99-19, "Reporting Revenue Gross as a Principal verses Net as an Agent" ("Issue 99-19") at the July 19-20, 2000 meeting. Issue 99-19 addressed when a vendor should report revenue as the gross amount billed to a customer versus the net amount earned by the vendor in the transaction. At the July 19-20, 2000, meeting the Task Force affirmed as a consensus the tentative conclusion reached at the May 17-18, 2000, meeting, with minor modifications to the indicators. The Task Force reached a consensus that none of the indicators should be considered presumptive or determinative; however, the relative strength of each indicator should be considered. The Task Force believes that the primary obligor, general inventory risk and pricing latitude are the strongest indicators that would point to recording revenue gross. The Task Force amended the consensus to allow transition to mirror the required implementation date for SAB 101.

SAB 101B delayed the effective date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999, (fourth quarter of fiscal 2001 for the Unit). For companies adopting SAB 101 or EITF 99-19 subsequent to the first quarter, financial information for prior quarters would be restated with cumulative effect adjustment reflected in the first quarter in accordance with FASB Statement No. 3, "Reporting Accounting Changes in

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

1. Significant Accounting Policies (continued)

Interim Financial Statements". In subsequent periods, registrants should disclose the amount of revenue, if material, recognized in those periods that were included in the cumulative effect adjustment. With regard to income statement presentation (reporting revenue gross vs. net), the SEC staff normally would expect retroactive application for all new periods presented. The Unit is currently evaluating the new indicators but the Unit believes they can act as a principal in purchasing products from the Unit's suppliers and reselling them to the Unit's customers because the Unit assumes the risks and rewards of ownership and consequently, the Unit included the gross revenues from sales of product and related shipping fees, net of discounts and provisions for sales returns and other allowances, in net revenues. Management does not believe that the adoption of SAB 101 or EITF 99-19 will materially change the Unit's financial position, results of operations or cash flows.

Stock Compensation

In March 2000, the FASB issued Interpretation No. 44, ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB 25." This interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Unit will adopt FIN 44 effective July 1, 2000 and such adoption will not have any effect on financial position or future results of operations.

Advertising

The Company expenses the costs of advertising as incurred. Advertising expense was immaterial for the years ended July 3, 1998, July 2, 1999 and June 30, 2000.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Unit has no separately reportable segments.

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

2. Receivables

Receivables are summarized below:

	2000	1999
	(In thousands)

Accounts receivable	$19,757	$36,207
Notes and interest receivable:
Due within one year	8,008	10,513
Due greater than one year	484	6,180
	28,249	52,900

Less allowances for collection losses	(9,735)	(11,174)
	$18,514	$41,726

3. Inventories

Inventories are summarized below:

	2000	1999
	(In thousands)

Finished products	$ 995	$ 5,008
Work in process	2,295	5,955
Raw materials and supplies	-	10,182
	$3,290	$21,145

4. Plant and Equipment

Plant and equipment are summarized below:

	2000	1999
	(In thousands)

Leasehold improvements	$ -	$ 4,125
Machinery and equipment	8,525	25,234
	8,525	29,359
Less allowances for depreciation	(7,567)	(18,263)
	$ 958	$11,096

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

5. Intangibles Resulting From Acquisition and Patent Amortization

Accumulated amortization of intangible assets was $8,947,000 at June 30, 2000 and $8,283,000 at July 2, 1999.

6. Retirement Plans

Retirement plan expense amounted to approximately $305,000 in 2000, $1,219,000 in 1999 and $1,975,000 in 1998.

7. Research and Development

Unit-sponsored research and product development costs are expensed as incurred and are included in engineering, research and development expense category of operating expenses. These costs were approximately $10,848,000 in 2000, $15,752,000 in 1999 and $11,604,000 in 1998.

8. Lease Commitments

Total rental expense amounted to approximately $2,535,000 in 2000, $2,948,000 in 1999 and $2,376,000 in 1998. Future minimum rental commitments under leases, primarily for land and buildings, amounted to approximately $11,129,000 at June 30, 2000. These commitments for the years following 2000 are as follows:

(In thousands)

2001 2002 2003 2004 2005 Thereafter	$1,440 1,515 1,585 1,198 1,271 4,121

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

9. Income Taxes

The provisions for income taxes from continuing operations are summarized as follows:

	2000	1999	1998
(In thousands)
Current:
United States	$ -	$ -	$ -
International	-	-	-
State and local	-	-	-
	-	-	-

Deferred:
United States	-	-	-
International	-	-	-
State and local	-	-	-
	$ -	$ -	$ -

The components of deferred income tax assets (liabilities) are as follows:

	2000		1999
	Current	Noncurrent	Current	Noncurrent
	(In thousands)

Inventory valuations	$ 966	$ -	$ 2,021	$ -
Accruals	6,760	26	6,141	26
Depreciation	-	(524)	-	(524)
Capitalized software	-	-	-	(8,244)
Other items	-	45	-	-
Net operating loss	-	20,627	-	6,238
Valuation allowance	(7,726)	(20,174)	(8,162)	2,504
	$ -	$ -	$ -	$ -

The valuation allowance was established to record the tax benefit at its net realizable value. The valuation allowance was approximately $5,658,000 and $27,900,000 for the years ended 1999 and 2000 respectively.

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

9. Income Taxes (continued)

A reconciliation of the statutory United States income tax rate to the effective income tax rate follows:

	2000	1999	1998

Statutory U.S. income tax rate	35.0%	35.0%	35.0%
State taxes	0.0	(2.8)	(0.9)
Nondeductible amortization	(0.4)	(0.3)	(0.5)
Other items	(0.3)	(0.6)	(2.2)
Net operating loss	(34.3)	(31.3)	(31.4)
Effective income tax rate	0.0%	0.0%	0.0%

The Unit's tax provision was prepared as if the Unit were a stand-alone entity. The actual taxes paid were paid by Harris Corporation.

10. Geographic Information

Export sales were $27,064,000 in 2000, $59,309,000 in 1999 and $55,164,000 in 1998. Export sales and net sales of international operations were principally to Europe, Asia and Latin America.

11. Financial Instruments

The carrying values of cash, accounts receivable, notes and interest receivable, investments in privately held companies and accounts payable approximates fair value.

12. Commitments and Contingent Liabilities

The Unit maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Unit believes that its insurance coverage is adequate.

The Unit currently, and from time to time, is expected to be subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Unit's results of operations or financial position.

Harris Corporation Enhanced Services Business Unit

Notes to Financial Statements (continued)

13. Impairment of Long-Lived Assets

In fiscal 2000, Harris Corporation concluded to completely exit the telephone switching and alarm management product lines, which was substantially all of the Unit's revenue generating activities. The exiting of this line of service required the reduction of approximately 161 employees and the write-down of intangible assets, equipment and other assets associated with exiting this line of service.

In June of 2000, Harris Corporation completed the sale of certain inventory, machinery, equipment and intellectual assets to Teltronics, Inc. Harris Corporation will also transfer all unsold assets with any remaining of value to other operating divisions of Harris Corporation.

As a result of the Unit's exit from the telephone switching and alarm management product lines certain asset's values were deemed to be have been impaired. Approximately $14,700,000 of capitalized software was written-down due to no further revenue streams being generated to support the unamortized amount, which is in accordance with SFAS No 86. as described in Note 1. Approximately $3,000,000 of leasehold improvements were written-down due to abandonment of the leases at June 30, 2000. Further, approximately $300,000 of unamortized patents were written-down. The impairment write-off's are included in the administrative and general operating expense category disclosed on the statement of operations for the fiscal year ended June 30, 2000.

           The following selected pro forma consolidated financial data are unaudited. The pro forma consolidated financial statement of operations data for the years ended December 31, 1999 and the six months ended June 30, 2000 are based upon the historical statement of operations of the Company and reflects the pro forma effects of the acquisition of the Harris 20-20 Switching Technology as if the acquisition had occurred at the beginning of the periods presented.

           The pro forma consolidated financial data are based upon certain assumptions and estimates and are not necessarily indicative of the results which would actually have been attained if the transaction had been consummated at the beginning of the indicated periods, or which may be attained in the future.

           The acquisition of the Harris 20-20 Switching Technology was accounted for under the purchase method of accounting and, therefore, these pro forma consolidated financial data are prepared on such a basis. The purchase price has been allocated to the assets and liabilities based on preliminary estimates of their respective fair values and the pro forma consolidated adjustments do not give effect to any potential sales increases or expense reductions.

           In the opinion of Teltronics' management, all adjustments necessary to present fairly such pro forma consolidated financial data, as set forth in the accompanying explanatory notes, have been made.

           The pro forma consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto as presented in the Company's annual report on Form 10-K for the year ended December 31, 1999 and its quarterly report on Form 10-Q for the period ended June 30, 2000.

           Teltronics purchased selected assets and assumed certain liabilities related to the Harris 20-20 Switching Technology. The Company employed approximately 65 of the 300 personnel employed by Harris Corporation. The Company expects to manufacture the products instead of outsourcing the manufacturing. The Company will utilize its existing infrastructure to support the product line. In addition, the Company does not expect to incur annual capitalized software amortization of $21,873,000, loss on disposal of plant and equipment of $6,886,000, loss on disposal of investments of $2,502,000 and approximate allowances for collection losses of $4,002,000. As a result, the Company does not believe the Pro Forma Consolidated Statement of Operations are representative of the operating results that will be achieved in the future.

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Item 7(b) 1

Teltronics, Inc. and Harris 20-20 Switching Technology
Pro Forma Consolidated
Statement of Operations (Unaudited)
Twelve Month Period Ended December 31, 1999

	Teltronics Historical	Harris Historical (3)	Pro Forma Adjustments for the Harris Acquisition		Pro Forma Combined
Net Sales	$ 32,644,534	$ 75,965,000	$ 0		$ 108,609,534
Gross profit	15,990,827	18,899,000	0		34,889,827
Operating expenses	13,662,235	42,378,000	0		56,040,235
Income (loss) from operations	2,328,592	(23,479,000)	0		(21,150,408)
Other income (expense):
Interest	(855,246)	1,028,000	(767,089)	(1)	(594,335)
Financing	(331,578)	0	0		(331,578)
Litigation	(77,220)	0	0		(77,220)
Gain on disposition	111,614	0	0		111,614
Other income(expense)	67,462	(2,418,000)	(84,042)	(2)	(2,434,580)
Total other income (expense)	(1,084,968)	(1,390,000)	(851,131)		(3,326,099)
Net income (loss)	$ 1,243,624	$(24,869,000)	$(851,131)		$ (24,476,507)
Net income (loss) attributable to common shareholders	$ 1,024,364	$(24,869,000)	$ (851,131)		$ (24,695,767)
Net income (loss) per share:
Basic	$ 0.27				$ (6.42)
Diluted	$ 0.25				$ (6.42)
Shares used in computing per share amounts:
Basic	3,844,470				3,844,470
Diluted	4,113,092				3,844,470

See Notes to Selected Pro Forma Consolidated Financial Data (Unaudited).

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Item 7(b) 2

Teltronics, Inc. and Harris 20-20 Switching Technology
Pro Forma Consolidated
Statement of Operations (Unaudited)
Six Month Period Ended June 30, 2000

	Teltronics Historical	Harris Historical (3)	Pro Forma Adjustments for the Harris Acquisition		Pro Forma Combined
Net Sales	$ 13,997,496	$ 22,743,000	$ 0		$ 36,740,496
Gross profit	5,315,852	(13,676,000)	0		(8,360,148)
Operating expenses	7,278,853	28,933,000	0		36,211,853
Income (loss) from operations	(1,963,001)	(42,609,000)	0		(44,572,001)
Other income (expense):
Interest	(428,562)	427,000	(383,545)	(1)	(385,107)
Financing	(145,877)	0	0		(145,877)
Litigation	(327,882)	0	0		(327,882)
Other income (expense)	21,942	(6,641,000)	(42,021)	(2)	(6,661,079)
Total other income (expense)	(880,379)	(6,214,000)	(425,566)		(7,519,945)
Net income (loss)	$ (2,843,380)	$(48,823,000)	$ (425,566)		$ (52,091,946)
Net income (loss) attributable to common shareholders	$ (2,919,130)	$(48,823,000)	$ (425,566)		$ (52,167,696)
Net income (loss) per share:
Basic	$ (0.69)				$ (12.35)
Diluted	$ (0.69)				$ (12.35)
Shares used in computing per share amounts:
Basic	4,223,272				4,223,272
Diluted	4,223,272				4,223,272

See Notes to Selected Pro Forma Consolidated Financial Data (Unaudited).

6

Teltronics, Inc. and
Harris 20-20 Switching Technology
Notes to Selected Pro Forma Consolidated Financial Data (Unaudited)

(1)      Reflects additional interest on the $6,884,355 note payable to Harris Corporation at 10.5% per annum.

(2)      Reflects additional amortization expense related to goodwill and other identifiable intangible assets. The intangible assets are being amortized over their estimated useful lives using the straightline method.

(3)      The results of Harris 20-20 Switching Technology for the twelve and six months periods indicated.

           These pro forma consolidated financial data may not be indicative of the results that actually would have occurred or may be obtained in the future.

           The pro forma consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto as presented in the Company's annual report on Form 10-K for the year ended December 31, 1999 and its quarterly report on Form 10-Q for the period ended June 30, 2000.

            Teltronics purchased selected assets and assumed certain liabilities related to the Harris 20-20 Switching Technology. The Company employed approximately 65 of the 300 personnel employed by Harris Corporation. The Company expects to manufacture the products instead of outsourcing the manufacturing. The Company will utilize its existing infrastructure to support the product line. In addition, the Company does not expect to incur annual capitalized software amortization of $21,873,000, loss on disposal of plant and equipment of $6,886,000, loss on disposal of investments of $2,502,000 and approximate allowances for collection losses of $4,002,000. As a result, the Company does not believe the Pro Forma Consolidated Statement of Operations are representative of the results that will be achieved in the future.

7

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELTRONICS, INC. (Registrant)
September 13, 2000	By:	/s/ Ewen R. Cameron Ewen R. Cameron President and CEO
September 13, 2000	By:	/s/ Mark E. Scott Mark E. Scott Vice President Finance and Principal Accounting Officer

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